STORAGE

MULTI-FACETED

GROWTH STRATEGY

FIRST QUARTER 2022 EARNINGS RELEASE & SUPPLEMENTAL FINANCIAL INFORMATION

NATIONAL STORAGE AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By State

19	Schedule 7 - Same Store Performance Summary By MSA

21	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 10 - Selected Financial Information

24	Glossary

May 4, 2022
National Storage Affiliates Trust Reports First Quarter 2022 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s first quarter 2022 results.
First Quarter 2022 Highlights
•Reported net income of $44.8 million for the first quarter of 2022, an increase of 62.1% compared to the first quarter of 2021. Reported diluted earnings per share of $0.24 for the first quarter of 2022 compared to $0.19 for the first quarter of 2021.
•Reported core funds from operations ("Core FFO") of $87.4 million, or $0.68 per share for the first quarter of 2022, an increase of 38.8% per share compared to the first quarter of 2021.
•Reported an increase in same store net operating income ("NOI") of 22.2% for the first quarter of 2022 compared to the same period in 2021, driven by a 16.6% increase in same store total revenues partially offset by an increase of 3.1% in same store property operating expenses.
•Reported same store period-end occupancy of 94.8% as of March 31, 2022, an increase of 140 basis points compared to March 31, 2021.
•Acquired 12 wholly-owned self storage properties for approximately $92.9 million during the first quarter of 2022. Consideration for these acquisitions included the issuance of $16.6 million of OP equity.
•Issued the previously announced $125.0 million of 2.96% senior unsecured notes due November 30, 2033 in a private placement.
•As previously announced, one of the Company's largest participating regional operators ("PROs"), Kevin Howard Real Estate, Inc., d/b/a Northwest Self Storage and its controlled affiliates ("Northwest"), retired effective January 1, 2022. As a result of the retirement, on January 1, 2022, management of the Company's properties in the Northwest managed portfolio was transferred to NSA and the Northwest brand name and related intellectual property were internalized by the Company. In addition, NSA no longer pays supervisory and administrative fees or reimbursements to Northwest and all subordinated performance units related to Northwest's managed portfolio were converted into OP units.
Highlights Subsequent to Quarter-End
•Kroll Bond Rating Agency upgraded the issuer credit rating of NSA's operating partnership to BBB+ with a Stable Outlook from BBB with a Positive Outlook.
•In April 2022, one of the Company's unconsolidated real estate ventures acquired seven self storage properties for approximately $208 million. The venture financed the acquisition with capital contributions from the venture members, of which the Company contributed approximately $52 million.
Tamara Fischer, President and Chief Executive Officer, commented, “First quarter results confirmed that the favorable performance trends experienced in 2021 are continuing into 2022. Rental demand remains robust, supply remains muted, and we are benefiting from continued strength in rate growth to both new and in-place tenants. The combination of these factors drove the fourth consecutive quarter of NOI growth north of 20%, resulting in 39% core FFO per share growth. Based on this strong performance and favorable April trends, we are pleased to be able to raise our same store NOI growth and core FFO per share guidance for 2022.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended March 31,
	2022	2021	Growth
Net income	$44,786	$27,635	62.1%

Funds From Operations ("FFO")(1)	$86,856	$50,907	70.6%
Add back acquisition costs	553	292	89.4%
Core FFO(1)	$87,409	$51,199	70.7%

Earnings (loss) per share - basic	$0.24	$0.24	—
Earnings (loss) per share - diluted	$0.24	$0.19	26.3%

FFO per share and unit(1)	$0.67	$0.49	36.7%
Core FFO per share and unit(1)	$0.68	$0.49	38.8%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $17.2 million for the first quarter of 2022 as compared to the same period in 2021. This increase resulted primarily from additional NOI generated from the 206 self storage properties acquired between April 1, 2021 and December 31, 2021, 12 self storage properties acquired during the three months ended March 31, 2022, same store NOI growth of 22.2% in the first quarter of 2022 compared to the same period 2021 and increases in equity in earnings from the Company's unconsolidated real estate ventures, partially offset by increases in depreciation and amortization, interest expense and general and administrative expenses.
The increase in FFO and Core FFO for the first quarter of 2022 was primarily the result of incremental NOI from properties acquired between April 1, 2021 and March 31, 2022 and same store NOI growth, partially offset by an increase in subordinated performance unit distributions.
Same Store Operating Results (631 Stores)

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2022	2021	Growth
Total revenues	$132,619	$113,727	16.6%
Property operating expenses	34,317	33,284	3.1%
Net Operating Income (NOI)	$98,302	$80,443	22.2%
NOI Margin	74.1%	70.7%	3.4%

Average Occupancy	94.7%	92.2%	2.5%
Average Annualized Rental Revenue Per Occupied Square Foot	$14.10	$12.43	13.4%

Year-over-year same store total revenues increased 16.6% for the first quarter of 2022 as compared to the same period in 2021. The increase was driven primarily by a 250 basis point increase in average occupancy and a 13.4% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth for the first quarter of 2022 include: Riverside-San Bernardino, Atlanta and Sarasota. Markets which generated below portfolio average same store total revenue growth for the first quarter of 2022 include: Kansas City, Tulsa, and Los Angeles.
Year-over-year same store property operating expenses increased 3.1% for the first quarter of 2022. The increase primarily resulted from increases in property tax expense and utilities.

Investment Activity
During the first quarter, NSA invested $92.9 million in the acquisition of 12 self storage properties consisting of approximately 0.7 million rentable square feet configured in approximately 5,000 storage units. Total consideration for these acquisitions included approximately $76.0 million of net cash, $8.9 million of 6.000% Series A-1 cumulative redeemable preferred units, $5.6 million of OP units, $2.1 million of subordinated performance units and the assumption of approximately $0.3 million of other liabilities.
Balance Sheet
On January 28, 2022, the operating partnership issued $125.0 million of 2.96% senior unsecured notes due November 30, 2033 in a private placement to certain institutional investors. The Company used the proceeds to repay outstanding amounts on its revolving line of credit and for general corporate purposes.
On April 11, 2022, Kroll Bond Rating Agency upgraded the issuer credit rating of the Company's operating partnership to BBB+ with a Stable Outlook from BBB with a Positive Outlook.
Common Share Dividends
On February 24, 2022, NSA's Board of Trustees declared a quarterly cash dividend of $0.50 per common share, representing a 43% increase from the first quarter 2021. The first quarter 2022 dividend was paid on March 31, 2022 to shareholders of record as of March 15, 2022.

2022 Guidance
The following table outlines NSA's updated and prior FFO guidance estimates and related assumptions for the year ended December 31, 2022:

	Current Ranges for Full Year 2022		Prior Ranges for Full Year 2022		Actual Results for Full Year 2021
	Low	High	Low	High
Core FFO per share(1)	$2.80	$2.85	$2.68	$2.74	$2.26

Same store operations(2)
Total revenue growth	11.0%	13.0%	8.0%	9.5%	15.1%
Property operating expenses growth	5.0%	6.25%	5.25%	6.5%	4.0%
NOI growth	14.0%	16.0%	9.0%	11.0%	19.8%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$52.0	$54.0	$51.0	$53.0	$45.5
Equity-based compensation, in millions	$6.5	$7.0	$6.5	$7.0	$5.5

Management fees and other revenue, in millions	$27.0	$29.0	$26.0	$28.0	$24.4
Core FFO from unconsolidated real estate ventures, in millions	$24.0	$25.0	$22.0	$23.0	$20.7

Subordinated performance unit distributions, in millions	$58.0	$61.0	$52.0	$55.0	$49.8

Acquisitions of self storage properties, in millions	$400.0	$600.0	$400.0	$600.0	$2,175.0

	Current Ranges for Full Year 2022		Prior Ranges for Full Year 2022
	Low	High	Low	High
Earnings (loss) per share - diluted	$1.28	$1.38	$1.12	$1.22
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.16	0.02	0.19	0.07
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.80	1.90	1.76	1.86
FFO attributable to subordinated unitholders	(0.45)	(0.47)	(0.40)	(0.43)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02	0.01	0.02
Core FFO per share and unit	$2.80	$2.85	$2.68	$2.74

(1) The table above provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit.
(2) 2022 guidance reflects NSA's 2022 same store pool comprising 631 stores. 2021 actual results reflect NSA's 2021 same store pool comprising 560 stores.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on May 4, 2022.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 11:00 am Eastern Time on Thursday, May 5, 2022 to discuss its first quarter 2022 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, May 5, 2022, 11:00am ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Thursday, May 12, 2022. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in BMO's 2022 Real Estate Summit in New York, New York on May 12, 2022 and in Nareit's REITweek 2022 Investor Conference, June 7-9, 2022 in New York, New York.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of March 31, 2022, the Company held ownership interests in and operated 1,061 self storage properties located in 42 states and Puerto Rico with approximately 68.4 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; negative impacts from the COVID-19 pandemic on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent; and the Company's guidance estimates for the year ended December 31, 2022. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
REVENUE
Rental revenue	$174,469	$113,127
Other property-related revenue	6,166	4,137
Management fees and other revenue	6,549	5,728
Total revenue	187,184	122,992
OPERATING EXPENSES
Property operating expenses	49,358	34,604
General and administrative expenses	13,966	11,238
Depreciation and amortization	58,072	32,424
Other	470	397
Total operating expenses	121,866	78,663
OTHER (EXPENSE) INCOME
Interest expense	(22,647)	(16,792)
Equity in earnings of unconsolidated real estate ventures	1,494	759
Acquisition costs	(553)	(292)
Non-operating expense	(112)	(173)
Gain on sale of self storage properties	2,134	—
Other expense	(19,684)	(16,498)
Income before income taxes	45,634	27,831
Income tax expense	(848)	(196)
Net income	44,786	27,635
Net income attributable to noncontrolling interests	(19,558)	(6,797)
Net income attributable to National Storage Affiliates Trust	25,228	20,838
Distributions to preferred shareholders	(3,279)	(3,275)
Net income attributable to common shareholders	$21,949	$17,563

Earnings (loss) per share - basic	$0.24	$0.24
Earnings (loss) per share - diluted	$0.24	$0.19

Weighted average shares outstanding - basic	91,323	71,794
Weighted average shares outstanding - diluted	91,323	123,187

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Real estate
Self storage properties	$5,892,406	$5,798,188
Less accumulated depreciation	(624,368)	(578,717)
Self storage properties, net	5,268,038	5,219,471
Cash and cash equivalents	26,616	25,013
Restricted cash	2,531	2,862
Debt issuance costs, net	2,121	2,433
Investment in unconsolidated real estate ventures	184,547	188,187
Other assets, net	115,607	102,417
Operating lease right-of-use assets	21,951	22,211
Total assets	$5,621,411	$5,562,594
LIABILITIES AND EQUITY
Liabilities
Debt financing	$2,999,751	$2,940,931
Accounts payable and accrued liabilities	60,678	59,262
Interest rate swap liabilities	3,821	33,757
Operating lease liabilities	23,751	23,981
Deferred revenue	23,366	22,208
Total liabilities	3,111,367	3,080,139
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 8,744,935 and 8,736,719 issued and outstanding at March 31, 2022 and December 31, 2021, respectively, at liquidation preference	218,623	218,418
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 91,461,720 and 91,198,929 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	915	912
Additional paid-in capital	1,830,732	1,866,773
Distributions in excess of earnings	(315,024)	(291,263)
Accumulated other comprehensive income (loss)	11,734	(19,611)
Total shareholders' equity	1,746,980	1,775,229
Noncontrolling interests	763,064	707,226
Total equity	2,510,044	2,482,455
Total liabilities and equity	$5,621,411	$5,562,594

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended March 31,
	2022	2021
Net income	$44,786	$27,635
Add (subtract):
Real estate depreciation and amortization	57,759	32,070
Company's share of unconsolidated real estate venture real estate depreciation and amortization	3,846	3,881
Gain on sale of self storage properties	(2,134)	—
Distributions to preferred shareholders and unitholders	(3,552)	(3,517)
FFO attributable to subordinated performance unitholders(1)	(13,849)	(9,162)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	86,856	50,907
Add:
Acquisition costs	553	292
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$87,409	$51,199

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	91,323	71,794
Weighted average restricted common shares outstanding	28	25
Weighted average effect of forward offering agreement(3)	—	399
Weighted average OP units outstanding	35,351	29,751
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,925
Weighted average LTIP units outstanding	603	585
Total weighted average shares and units outstanding - FFO and Core FFO	129,230	104,479

FFO per share and unit	$0.67	$0.49
Core FFO per share and unit	$0.68	$0.49

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) Represents the dilutive effect of the forward offering from the application of the treasury stock method.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended March 31,
	2022	2021
Earnings (loss) per share - diluted	$0.24	$0.19
Impact of the difference in weighted average number of shares(4)	(0.07)	0.04
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	0.15	—
Add real estate depreciation and amortization	0.45	0.31
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.04
Subtract gain on sale of self storage properties	(0.02)	—
FFO attributable to subordinated performance unitholders	(0.11)	(0.09)
FFO per share and unit	0.67	0.49
Add acquisition costs	0.01	—
Core FFO per share and unit	$0.68	$0.49

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2022	2021
Net income	$44,786	$27,635
(Subtract) add:
Management fees and other revenue	(6,549)	(5,728)
General and administrative expenses	13,966	11,238
Other	470	397
Depreciation and amortization	58,072	32,424
Interest expense	22,647	16,792
Equity in earnings of unconsolidated real estate ventures	(1,494)	(759)
Acquisition costs	553	292
Income tax expense	848	196
Gain on sale of self storage properties	(2,134)	—
Non-operating expense	112	173
Net Operating Income	$131,277	$82,660

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2022	2021
Net income	$44,786	$27,635
Add:
Depreciation and amortization	58,072	32,424
Company's share of unconsolidated real estate venture depreciation and amortization	3,846	3,881
Interest expense	22,647	16,792
Income tax expense	848	196
EBITDA	130,199	80,928
Add (subtract):
Acquisition costs	553	292
Gain on sale of self storage properties	(2,134)	—
Equity-based compensation expense	1,544	1,286
Adjusted EBITDA	$130,162	$82,506

Supplemental Schedule 3

Portfolio Summary
As of March 31, 2022
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	193	88,039	12,345,448	92.4%	Texas	197	90,361	12,622,012	92.4%
California	86	51,320	6,483,510	95.4%	California	98	57,972	7,263,144	95.3%
Oregon	70	28,792	3,597,385	90.9%	Florida	85	50,236	5,566,118	94.4%
Georgia	61	27,576	3,742,916	93.9%	Georgia	72	33,708	4,614,999	94.1%
Florida	58	35,181	3,853,447	93.7%	Oregon	70	28,792	3,597,385	90.9%
North Carolina	41	19,755	2,482,947	95.8%	North Carolina	41	19,755	2,482,947	95.8%
Arizona	33	18,151	2,096,920	91.8%	Oklahoma	39	17,616	2,449,012	95.6%
Oklahoma	33	15,296	2,142,397	95.8%	Arizona	35	19,151	2,207,050	92.1%
Louisiana	31	13,827	1,718,719	93.0%	Louisiana	31	13,827	1,718,719	93.0%
Kansas	23	8,598	1,187,718	91.7%	Alabama	29	13,264	1,942,269	86.5%
Indiana	21	10,987	1,440,340	94.2%	Ohio	27	14,883	1,853,459	91.7%
Colorado	20	8,821	1,092,094	92.0%	Michigan	24	15,603	1,978,523	93.5%
Pennsylvania	19	8,318	1,028,539	92.2%	Kansas	23	8,598	1,187,718	91.7%
Washington	19	6,636	871,435	89.1%	Pennsylvania	22	9,952	1,189,309	92.0%
Alabama	15	7,743	1,116,112	80.7%	Tennessee	22	11,617	1,483,833	93.5%
New Hampshire	15	7,109	887,101	92.5%	Indiana	21	10,987	1,440,340	94.2%
Nevada	14	7,037	886,701	95.2%	New Jersey	20	13,264	1,580,130	88.8%
Puerto Rico	14	12,395	1,338,500	94.6%	Colorado	20	8,821	1,092,094	92.0%
Ohio	13	5,504	729,037	91.7%	Washington	19	6,636	871,435	89.1%
Tennessee	13	6,065	777,135	92.5%	Nevada	18	8,654	1,139,164	94.5%
Missouri	11	4,935	627,985	88.8%	Massachusetts	15	10,889	1,195,043	87.0%
New Mexico	10	5,502	717,812	91.1%	New Hampshire	15	7,109	887,101	92.5%
Illinois	10	6,190	697,652	94.6%	Illinois	14	8,740	1,002,864	91.9%
Other(1)	61	29,695	3,817,068	88.1%	Puerto Rico	14	12,395	1,338,500	94.6%
Total	884	433,472	55,678,918	92.6%	Minnesota	12	5,735	734,345	89.5%
					Missouri	11	4,935	627,985	88.8%
					New Mexico	10	5,502	717,812	94.6%
					Other(2)	57	28,266	3,602,626	89.8%
					Total	1,061	537,268	68,385,936	92.7%

(1) Other states in NSA's owned portfolio as of March 31, 2022 include Arkansas, Connecticut, Idaho, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Montana, New Jersey, New York, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

(2) Other states in NSA's operated portfolio as of March 31, 2022 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2022 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2022(3)	12	5,002	678,383	$76,027	$16,576	$332	$92,935

2022 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Proceeds
March 31, 2022(4)	1	432	64,750	$6,531

(3) NSA acquired self storage properties located in Alabama (1), Connecticut (1), Florida (1), Georgia (1), Minnesota (1), New Mexico (4), Pennsylvania (2) and Virginia (1).
(4) NSA disposed of a self storage property located in Texas in 2022.

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of March 31, 2022									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2022	2023	2024	2025	2026	2027	2028	Thereafter	Total
Credit Facility:
Revolving line of credit	1.70%	Variable(2)	January 2024	$—	$—	$425,000	$—	$—	$—	$—	$—	$425,000
Term loan - Tranche A	3.69%	Swapped To Fixed	January 2023	—	125,000	—	—	—	—	—	—	125,000
Term loan - Tranche B	2.86%	Swapped To Fixed	July 2024	—	—	250,000	—	—	—	—	—	250,000
Term loan - Tranche C	2.86%	Swapped To Fixed	January 2025	—	—	—	225,000	—	—	—	—	225,000
Term loan - Tranche D	3.07%	Swapped To Fixed	July 2026	—	—	—	—	175,000	—	—	—	175,000
Term loan - Tranche E	1.60%	Variable	March 2027	—	—	—	—	—	125,000	—	—	125,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	175,000	—	—	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	75,000	—	75,000
Term loan facility - 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	—	35,000	—	—	—	35,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.82%	Fixed	April 2023 - October 2031	—	76,617	20,084	—	—	84,900	88,000	33,259	302,860
Total Principal/Weighted Average	2.95%		5.4 years	$—	$376,617	$695,084	$225,000	$210,000	$209,900	$163,000	$1,128,259	$3,007,860
Unamortized debt issuance costs and debt premium, net												(8,109)
Total Debt												$2,999,751

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $650 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.25% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of March 31, 2022
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	5.7x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	4.3x
Total Leverage Ratio	< 60.0%	39.1%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	8,744,935
6.000% Series A-1 cumulative redeemable preferred units	984,861

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	91,433,124	91,433,124
Restricted common shares	28,596	28,596
Total shares outstanding	91,461,720	91,461,720
Operating partnership units	35,385,718	35,385,718
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	37,310,636	37,310,636
Long-term incentive plan units(3)	516,536	516,536
Total shares and Class A equivalents outstanding	129,288,892	129,288,892
Subordinated performance units(4)	7,853,367	12,800,988
DownREIT subordinated performance unit equivalents(4)	4,337,111	7,069,491
Total subordinated partnership units	12,190,478	19,870,479
Total common shares and units outstanding	141,479,370	149,159,371

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.63 OP units based on historical financial information for the trailing twelve months ended March 31, 2022. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	March 31, 2022	December 31, 2021
ASSETS
Self storage properties, net	$1,727,229	$1,741,538
Other assets	26,309	23,562
Total assets	$1,753,538	$1,765,100
LIABILITIES AND EQUITY
Debt financing	$1,001,608	$1,001,378
Other liabilities	22,321	19,493
Equity	729,609	744,229
Total liabilities and equity	$1,753,538	$1,765,100

Combined Operating Information

	Three Months Ended March 31, 2022
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$48,998	$12,250
Property operating expenses	13,809	3,452
Net operating income	35,189	8,798
Supervisory, administrative and other expenses	(3,202)	(801)
Depreciation and amortization	(15,382)	(3,846)
Interest expense	(10,410)	(2,603)
Acquisition and other expenses	(274)	(69)
Net income	$5,921	$1,479
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		15
Company's share of unconsolidated real estate venture real estate depreciation and amortization		3,846
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$5,340

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2022 compared to Three Months Ended March 31, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth
Texas	113	$20,537	$17,411	18.0%	$6,414	$6,306	1.7%	$14,123	$11,105	27.2%	68.8%	63.8%	5.0%
California	81	24,246	20,772	16.7%	5,501	5,430	1.3%	18,745	15,342	22.2%	77.3%	73.9%	3.4%
Oregon	63	12,850	11,221	14.5%	2,829	2,782	1.7%	10,021	8,439	18.7%	78.0%	75.2%	2.8%
Florida	48	13,693	11,513	18.9%	3,402	3,215	5.8%	10,291	8,298	24.0%	75.2%	72.1%	3.1%
Georgia	46	7,874	6,494	21.3%	2,070	2,047	1.1%	5,804	4,447	30.5%	73.7%	68.5%	5.2%
North Carolina	34	6,299	5,439	15.8%	1,491	1,462	2.0%	4,808	3,977	20.9%	76.3%	73.1%	3.2%
Oklahoma	32	4,768	4,214	13.1%	1,283	1,229	4.4%	3,485	2,985	16.8%	73.1%	70.8%	2.3%
Arizona	30	7,119	6,086	17.0%	1,676	1,612	4.0%	5,443	4,474	21.7%	76.5%	73.5%	3.0%
Louisiana	26	4,361	3,782	15.3%	1,184	1,202	(1.5)%	3,177	2,580	23.1%	72.9%	68.2%	4.7%
Kansas	17	2,613	2,346	11.4%	914	875	4.5%	1,699	1,471	15.5%	65.0%	62.7%	2.3%
Colorado	16	2,666	2,319	15.0%	617	754	(18.2)%	2,049	1,565	30.9%	76.9%	67.5%	9.4%
Indiana	16	3,121	2,717	14.9%	955	845	13.0%	2,166	1,872	15.7%	69.4%	68.9%	0.5%
Washington	16	2,607	2,233	16.7%	676	603	12.1%	1,931	1,630	18.5%	74.1%	73.0%	1.1%
Nevada	13	2,969	2,532	17.3%	673	636	5.8%	2,296	1,896	21.1%	77.3%	74.9%	2.4%
New Hampshire	11	2,354	2,044	15.2%	675	674	0.1%	1,679	1,370	22.6%	71.3%	67.0%	4.3%
Other(1)	69	14,542	12,604	15.4%	3,957	3,612	9.6%	10,585	8,992	17.7%	72.8%	71.3%	1.5%
Total/Weighted Average	631	$132,619	$113,727	16.6%	$34,317	$33,284	3.1%	$98,302	$80,443	22.2%	74.1%	70.7%	3.4%

2021 Same Store Pool(2)	555	$117,300	$100,841	16.3%	$29,966	$28,728	4.3%	$87,334	$72,113	21.1%	74.5%	71.5%	3.0%

2020 Same Store Pool(3)	493	$104,378	$89,791	16.2%	$26,571	$25,384	4.7%	$77,807	$64,407	20.8%	74.5%	71.7%	2.8%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2022 compared to Three Months Ended March 31, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth
Texas	47,714	6,757,803	95.5%	91.9%	3.6%	95.3%	90.3%	5.0%	$12.33	$11.03	11.8%
California	48,409	6,094,703	95.6%	97.0%	(1.4)%	96.2%	96.2%	—	15.84	13.56	16.8%
Oregon	25,213	3,197,875	92.5%	91.2%	1.3%	91.7%	89.7%	2.0%	17.16	15.44	11.1%
Florida	29,173	3,243,987	94.4%	93.9%	0.5%	94.7%	92.9%	1.8%	17.34	14.91	16.3%
Georgia	19,764	2,654,245	96.2%	93.7%	2.5%	96.5%	92.4%	4.1%	11.96	10.24	16.8%
North Carolina	15,737	1,952,945	96.9%	95.9%	1.0%	97.0%	94.7%	2.3%	12.88	11.34	13.6%
Oklahoma	14,944	2,096,997	95.8%	93.1%	2.7%	95.2%	92.3%	2.9%	9.31	8.48	9.8%
Arizona	16,369	1,922,817	93.4%	94.4%	(1.0)%	93.9%	92.6%	1.3%	15.36	13.29	15.6%
Louisiana	12,354	1,539,374	94.2%	87.9%	6.3%	93.8%	86.5%	7.3%	11.79	11.10	6.2%
Kansas	5,806	810,228	94.7%	92.8%	1.9%	93.6%	90.4%	3.2%	13.09	11.72	11.7%
Colorado	6,725	838,601	94.2%	94.8%	(0.6)%	93.5%	92.5%	1.0%	13.33	11.72	13.7%
Indiana	8,741	1,133,893	96.3%	95.4%	0.9%	95.6%	94.1%	1.5%	11.25	9.92	13.4%
Washington	5,390	716,603	92.3%	89.3%	3.0%	91.7%	88.7%	3.0%	15.50	13.76	12.6%
Nevada	6,732	842,695	95.5%	94.9%	0.6%	94.9%	94.1%	0.8%	14.21	12.11	17.3%
New Hampshire	5,035	617,781	93.3%	93.3%	—	94.1%	93.0%	1.1%	15.83	13.86	14.2%
Other(1)	33,680	4,146,317	93.5%	92.2%	1.3%	93.2%	91.0%	2.2%	14.99	13.46	11.4%
Total/Weighted Average	301,786	38,566,864	94.8%	93.4%	1.4%	94.7%	92.2%	2.5%	$14.10	$12.43	13.4%

2021 Same Store Pool(2)	266,883	33,768,298	94.9%	93.8%	1.1%	94.8%	92.5%	2.3%	$14.25	$12.54	13.6%

2020 Same Store Pool(3)	237,747	30,007,460	94.9%	94.0%	0.9%	94.8%	92.7%	2.1%	$14.20	$12.48	13.8%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2022 compared to Three Months Ended March 31, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth
Portland-Vancouver-Hillsboro, OR-WA	47	$9,504	$8,360	13.7%	$2,209	$2,095	5.4%	$7,295	$6,265	16.4%	76.8%	74.9%	1.9%
Riverside-San Bernardino-Ontario, CA	46	12,361	10,388	19.0%	2,538	2,459	3.2%	9,823	7,929	23.9%	79.5%	76.3%	3.2%
Atlanta-Sandy Springs-Roswell, GA	30	5,521	4,510	22.4%	1,420	1,385	2.5%	4,101	3,125	31.2%	74.3%	69.3%	5.0%
Phoenix-Mesa-Scottsdale, AZ	23	5,687	4,881	16.5%	1,329	1,277	4.1%	4,358	3,604	20.9%	76.6%	73.8%	2.8%
McAllen-Edinburg-Mission, TX	20	4,176	3,510	19.0%	1,019	1,053	(3.2)%	3,157	2,457	28.5%	75.6%	70.0%	5.6%
Oklahoma City, OK	19	2,864	2,483	15.3%	802	752	6.6%	2,062	1,731	19.1%	72.0%	69.7%	2.3%
Houston-The Woodlands-Sugar Land, TX	18	3,725	3,232	15.3%	1,258	1,234	1.9%	2,467	1,998	23.5%	66.2%	61.8%	4.4%
Dallas-Fort Worth-Arlington, TX	17	3,027	2,610	16.0%	1,099	1,044	5.3%	1,928	1,566	23.1%	63.7%	60.0%	3.7%
Brownsville-Harlingen, TX	16	2,585	2,152	20.1%	647	679	(4.7)%	1,938	1,473	31.6%	75.0%	68.4%	6.6%
Indianapolis-Carmel-Anderson, IN	16	3,121	2,717	14.9%	955	845	13.0%	2,166	1,872	15.7%	69.4%	68.9%	0.5%
Los Angeles-Long Beach-Anaheim, CA	14	5,868	5,196	12.9%	1,322	1,365	(3.2)%	4,546	3,831	18.7%	77.5%	73.7%	3.8%
New Orleans-Metairie, LA	13	2,426	2,088	16.2%	604	608	(0.7)%	1,822	1,480	23.1%	75.1%	70.9%	4.2%
North Port-Sarasota-Bradenton, FL	13	4,140	3,393	22.0%	981	937	4.7%	3,159	2,456	28.6%	76.3%	72.4%	3.9%
Tulsa, OK	13	1,904	1,731	10.0%	481	477	0.8%	1,423	1,254	13.5%	74.7%	72.4%	2.3%
Las Vegas-Henderson-Paradise, NV	12	2,837	2,408	17.8%	639	603	6.0%	2,198	1,805	21.8%	77.5%	75.0%	2.5%
Colorado Springs, CO	11	1,563	1,356	15.3%	263	455	(42.2)%	1,300	901	44.3%	83.2%	66.4%	16.8%
Kansas City, MO-KS	11	1,845	1,690	9.2%	687	636	8.0%	1,158	1,054	9.9%	62.8%	62.4%	0.4%
San Antonio-New Braunfels, TX	11	2,017	1,763	14.4%	754	715	5.5%	1,263	1,048	20.5%	62.6%	59.4%	3.2%
Other MSAs	281	57,448	49,259	16.6%	15,310	14,665	4.4%	42,138	34,594	21.8%	73.3%	70.2%	3.1%
Total/Weighted Average	631	$132,619	$113,727	16.6%	$34,317	$33,284	3.1%	$98,302	$80,443	22.2%	74.1%	70.7%	3.4%

2021 Same Store Pool(2)	555	$117,300	$100,841	16.3%	$29,966	$28,728	4.3%	$87,334	$72,113	21.1%	74.5%	71.5%	3.0%

2020 Same Store Pool(3)	493	$104,378	$89,791	16.2%	$26,571	$25,384	4.7%	$77,807	$64,407	20.8%	74.5%	71.7%	2.8%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2022 compared to Three Months Ended March 31, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth	1Q 2022	1Q 2021	Growth
Portland-Vancouver-Hillsboro, OR-WA	18,214	2,227,631	91.8%	89.5%	2.3%	91.2%	88.3%	2.9%	$18.41	$16.86	9.2%
Riverside-San Bernardino-Ontario, CA	24,664	3,317,527	96.3%	98.3%	(2.0)%	96.9%	97.7%	(0.8)%	14.67	12.26	19.7%
Atlanta-Sandy Springs-Roswell, GA	13,420	1,820,613	96.4%	93.9%	2.5%	96.8%	92.3%	4.5%	12.19	10.36	17.7%
Phoenix-Mesa-Scottsdale, AZ	13,294	1,505,889	93.7%	93.8%	(0.1)%	94.1%	92.1%	2.0%	15.60	13.65	14.3%
McAllen-Edinburg-Mission, TX	9,293	1,389,355	97.9%	94.1%	3.8%	97.9%	93.1%	4.8%	11.92	10.44	14.2%
Oklahoma City, OK	8,828	1,282,227	96.9%	93.8%	3.1%	96.7%	93.1%	3.6%	9.03	8.14	10.9%
Houston-The Woodlands-Sugar Land, TX	8,540	1,346,656	94.6%	88.0%	6.6%	94.8%	87.7%	7.1%	11.08	10.59	4.6%
Dallas-Fort Worth-Arlington, TX	7,118	953,688	95.3%	92.6%	2.7%	94.2%	90.6%	3.6%	13.14	11.73	12.0%
Brownsville-Harlingen, TX	6,329	907,046	97.4%	92.5%	4.9%	97.1%	91.3%	5.8%	11.33	10.03	13.0%
Indianapolis-Carmel-Anderson, IN	8,741	1,133,893	96.3%	95.4%	0.9%	95.6%	94.1%	1.5%	11.25	9.92	13.4%
Los Angeles-Long Beach-Anaheim, CA	9,751	1,063,390	94.9%	95.1%	(0.2)%	95.3%	94.0%	1.3%	22.16	19.82	11.8%
New Orleans-Metairie, LA	6,541	758,448	94.1%	86.3%	7.8%	93.3%	85.2%	8.1%	13.37	12.59	6.2%
North Port-Sarasota-Bradenton, FL	8,506	838,160	94.2%	94.1%	0.1%	95.0%	92.8%	2.2%	20.03	16.61	20.6%
Tulsa, OK	6,116	814,770	94.2%	92.0%	2.2%	92.8%	91.2%	1.6%	9.78	9.03	8.3%
Las Vegas-Henderson-Paradise, NV	6,553	804,359	95.5%	94.7%	0.8%	94.8%	94.0%	0.8%	14.22	12.06	17.9%
Colorado Springs, CO	4,348	538,557	92.8%	95.0%	(2.2)%	92.0%	92.5%	(0.5)%	12.33	10.64	15.9%
Kansas City, MO-KS	4,003	540,049	94.5%	92.6%	1.9%	93.1%	90.1%	3.0%	13.88	12.80	8.4%
San Antonio-New Braunfels, TX	4,413	560,464	92.9%	94.8%	(1.9)%	93.8%	92.7%	1.1%	14.75	12.98	13.6%
Other MSAs	133,114	16,764,142	94.4%	93.3%	1.1%	94.3%	92.0%	2.3%	14.21	12.52	13.5%
Total/Weighted Average	301,786	38,566,864	94.8%	93.4%	1.4%	94.7%	92.2%	2.5%	$14.10	$12.43	13.4%

2021 Same Store Pool(2)	266,883	33,768,298	94.9%	93.8%	1.1%	94.8%	92.5%	2.3%	$14.25	$12.54	13.6%

2020 Same Store Pool(3)	237,747	30,007,460	94.9%	94.0%	0.9%	94.8%	92.7%	2.1%	$14.20	$12.48	13.8%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 8

Same Store Operating Data (631 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021
Revenue
Rental revenue	$128,308	$126,410	$123,323	$115,889	$109,688
Other property-related revenue	4,311	4,354	4,416	4,394	4,039
Total revenue	132,619	130,764	127,739	120,283	113,727
Property operating expenses
Store payroll and related costs	10,060	10,589	10,041	9,972	10,109
Property tax expense	9,724	8,993	9,655	9,415	9,443
Utilities expense	3,437	3,100	3,772	2,899	3,220
Repairs & maintenance expense	2,720	2,894	2,935	2,736	2,648
Marketing expense	2,038	1,879	2,013	2,156	2,082
Insurance expense	1,178	1,307	1,173	1,163	1,118
Other property operating expenses	5,160	5,246	5,033	4,823	4,664
Total property operating expenses	34,317	34,008	34,622	33,164	33,284
Net operating income	$98,302	$96,756	$93,117	$87,119	$80,443

Net operating income margin	74.1%	74.0%	72.9%	72.4%	70.7%

Occupancy at period end	94.8%	95.0%	96.1%	96.6%	93.4%

Average occupancy	94.7%	95.6%	96.5%	95.2%	92.2%

Average annualized rental revenue per occupied square foot	$14.10	$13.79	$13.34	$12.73	$12.43

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021
Rental revenue
Same store portfolio	$128,308	$126,410	$123,323	$115,889	$109,688
Non-same store portfolio	46,161	35,280	16,097	11,421	3,439
Total rental revenue	174,469	161,690	139,420	127,310	113,127
Other property-related revenue
Same store portfolio	4,311	4,354	4,416	4,394	4,039
Non-same store portfolio	1,855	1,289	725	435	98
Total other property-related revenue	6,166	5,643	5,141	4,829	4,137
Property operating expenses
Same store portfolio	34,317	34,008	34,622	33,164	33,284
Non-same store portfolio	15,041	10,768	5,025	3,620	1,456
Prior period comparability adjustment(1)	—	(234)	(182)	(130)	(136)
Total property operating expenses	49,358	44,542	39,465	36,654	34,604

Net operating income	131,277	122,791	105,096	95,485	82,660
Management fees and other revenue	6,549	6,257	6,282	6,107	5,728
General and administrative expenses	(13,966)	(14,301)	(13,012)	(12,450)	(11,238)
Depreciation and amortization	(58,072)	(50,854)	(38,983)	(36,051)	(32,424)
Other	(470)	(1,152)	(994)	(310)	(397)
Interest expense	(22,647)	(19,787)	(18,144)	(17,339)	(16,792)
Equity in earnings of unconsolidated real estate ventures	1,494	1,679	1,682	1,174	759
Acquisition costs	(553)	(1,019)	(512)	(118)	(292)
Non-operating expense	(112)	(344)	(241)	(148)	(173)
Gain on sale of self storage properties	2,134	—	—	—	—
Income tax expense	(848)	(375)	(444)	(675)	(196)
Net Income	$44,786	$42,895	$40,730	$35,675	$27,635

(1) Certain payroll and related costs associated with the Northwest portfolio were not reflected as property-level expenses in 2021 under the management of the Northwest PRO. Such costs are reflected in property operating expenses in 2022 under NSA's management. For purposes of comparable same store reporting, NSA has included the specific 2021 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2022	2021

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$14.10	$12.43
Total consolidated portfolio	13.65	12.34

Average Occupancy

Same store	94.7%	92.2%
Total consolidated portfolio	92.5%	91.8%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$2,239	$2,102
Value enhancing capital expenditures	2,241	2,239
Acquisitions capital expenditures	3,451	2,034
Total consolidated portfolio capital expenditures	$7,931	$6,375

Property Operating Expenses Detail

Store payroll and related costs	$13,845	$10,371
Property tax expense	14,422	9,941
Utilities expense	5,056	3,154
Repairs & maintenance expense	4,110	2,764
Marketing expense	2,938	2,170
Insurance expense	1,756	1,166
Other property operating expenses	7,231	5,038
Property operating expenses on the Company's statements of operations	$49,358	$34,604

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,316	$4,247
Equity-based compensation expense	1,544	1,286
Other general and administrative expenses	7,106	5,705
General and administrative expenses on the Company's statements of operations	$13,966	$11,238

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. The 2018 Joint Venture properties are operated by NSA’s management platform under NSA’s iStorage and SecurCare brands.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $4.7 million of fair value of debt adjustments and $12.8 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of March 31, 2022, the Company had nine PROs: Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective January 1, 2022, following the voluntary retirement of Northwest Self Storage as a PRO, the management of Northwest's branded properties was transferred to NSA.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	Berenberg Capital Markets	BMO Capital Markets
Wes Golladay	Keegan Carl	Juan Sanabria
216.737.7510	646.949.9052	312.845.4704

BofA Securities	Capital One Securities, Inc.	Citi Investment Research
Jeff Spector	Neil Malkin	Michael Bilerman / Smedes Rose
646.855.1363	571.633.8191	212.816.1383 / 212.816.6243

Evercore ISI	Green Street	Jefferies LLC
Samir Khanal / Steve Sakwa	Spenser Allaway	Jonathan Petersen
212.888.3796 / 212.446.9462	949.640.8780	212.284.1705

KeyBanc Capital Markets	Morgan Stanley	Stifel
Todd Thomas	Ronald Kamdem	Stephen Manaker / Kevin Stein
917.368.2286 / 917.368.2280	212.296.8319	212.271.3716 / 212.271.3718

Truist Securities
Ki Bin Kim
212.303.4124